UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2017 Annual Meeting of Stockholders of LKQ Corporation was held on May 8, 2017. The final results on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of ten directors to terms ending in 2018. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sukhpal Singh Ahluwalia	238,052,273	8,017,596	2,983,281	16,813,064
A. Clinton Allen	223,667,741	23,732,438	1,652,971	16,813,064
Robert M. Hanser	244,671,815	2,544,350	1,836,985	16,813,064
Joseph M. Holsten	241,595,089	5,675,957	1,782,104	16,813,064
Blythe J. McGarvie	243,822,766	3,403,671	1,826,713	16,813,064
Paul M. Meister	239,312,760	8,085,823	1,654,567	16,813,064
John F. O'Brien	226,560,625	20,776,558	1,715,967	16,813,064
Guhan Subramanian	243,841,141	3,379,426	1,832,583	16,813,064
William M. Webster, IV	241,786,820	5,613,717	1,652,613	16,813,064
Dominick Zarcone	243,579,176	3,820,055	1,653,919	16,813,064

2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	260,567,998
Votes Against:	3,638,154
Abstentions:	1,660,062

3.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant the following votes:

Votes For:	245,220,224
Votes Against:	2,101,335
Abstentions:	1,731,591
Broker Non-Votes:	16,813,064

4.
An advisory vote on the frequency of holding an advisory vote on executive compensation. The alternatives for the frequency of holding an advisory vote on executive compensation of our named executive officers received the following votes:

Every Year:	200,578,771
Every Two Years:	207,762
Every Three Years:	46,604,122
Abstentions:	1,662,495
Broker Non-Votes:	16,813,064

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 11, 2017

LKQ CORPORATION

By:	/s/ Victor M. Casini
Victor M. Casini
Senior Vice President and General Counsel